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                                                                  EXHIBIT (a)(5)


            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYOR. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

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                    FOR THIS TYPE OF ACCOUNT:                                           Give the name and social security
                                                                                        number of --
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
  1.   Individual                                                                       The individual
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  2.   Two or more individuals (joint account)                                          The actual owner of the account or, if
                                                                                        combined funds, the first individual on
                                                                                        the account /(1)/
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  3.   Custodian account of a minor (Uniform Gift to Minor Act)                         The minor /(2)/
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  4.   a.  A usual revocable savings trust (grantor is also trustee)                    The grantor-trustee /(1)/
       b.  So-called trust account that is not a legal or valid trust under state
       law                                                                              The actual owner /(1)/
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  5.   Sole proprietorship                                                              The owner /(3)/
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                    FOR THIS TYPE OF ACCOUNT:                                           Give the name and employer
                                                                                        identification number of --
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  6.   Sole proprietorship                                                              The owner /(3)/
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  7.   A valid trust, estate, or pension trust                                          The legal entity /(4)/
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  8.   Corporate                                                                        The corporation
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  9.   Association, club, religious charitable, educational, or other tax-              The organization
       exempt organization
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 10.   Partnership                                                                      The partnership
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 11.   A broker or registered nominee                                                   The broker or nominee
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 12.   Account with the Department of Agriculture in the name of a public               The public entity
       entity (such as a state or local government, school district, or prison)
       that receives agricultural program payments
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

/(1)/ List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
/(2)/ Circle the minor's name and furnish the minor's social security number. /(3)/ You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
/(4)/ List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

Obtaining a number.

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, the Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, the Application for an Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees specifically exempted from backup withholding include:

 .    An organization exempt from tax under Section 501(a), an individual retirement account (IRA) or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).
 .    The United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.
 .    An international organization or any agency or instrumentality thereof.
 .    A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

 .    A corporation.
 .    A financial institution.
 .    A dealer in securities or commodities required to register in the United
     States, the District of Columbia, or a possession of the United States.
 .    A real estate investment trust.
 .    A common trust fund operated by a bank under Section 584(a).
 .    An entity registered at all times during the tax year under the Investment
     Company Act of 1940.
 .    A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
 .    A futures commission merchant registered with the Commodity Futures
     Trading Commission.
 .    A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

 .    Payments to nonresident aliens subject to withholding under Section 1441.
 .    Payments to partnerships not engaged in a trade or business in the United
     States and that have at least one nonresident alien partner. Payments of patronage dividends not paid in money.
 .    Payments made by certain foreign organizations.
 .    Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

 .    Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payor.
 .    Payments of tax-exempt interest (including exempt interest dividends under
     Section 852).
 .    Payments described in Section 6049(b)(5) to nonresident aliens.
 .    Payments on tax-free covenant bonds under Section 1451.
 .    Payments made by certain foreign organizations.
 .    Mortgage interest paid to you.
 .    Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 3 OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE OF INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Privacy Act Notice--Section 6109 requires you to provide your correct taxpayer identification number to payors, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend, and certain other payments to the payee who does not furnish a taxpayer identification number to payor. Certain penalties may also apply.

Penalties.

 .    Failure to furnish taxpayer identification number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
 .    Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.
 .    Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.